                 BANCTEC, INC./RECOGNITION INTERNATIONAL INC.

                          DIRECTOR STOCK OPTION PLAN
                  (As Amended and Restated October 23, 1995)

     1.   Purpose
          -------

          This Amended and Restated BancTec, Inc./Recognition International Inc. Director Stock Option Plan (the "Plan") has been established by Recognition International Inc., a Delaware corporation and wholly-owned subsidiary of BancTec, Inc. ("BancTec"), (the "Corporation") to:

          (a) Attract and retain well-qualified individuals to serve as members of the Corporation's Board of Directors; and

          (b) Further identify the interests of directors with those of the Corporation's other stockholders through compensation based on BancTec's Common Stock;

and thereby promote the long-term financial interest of the Corporation and its subsidiaries, including the growth in value of the Corporation's equity and enhancement of long-term stockholder return.

     2.   Scope
          -----

          Awards under the Plan shall be granted in the form of non-qualified stock options (hereafter referred to as "non-qualified options" or "options") to purchase shares of BancTec's Common Stock, par value $.01 ("Common Stock"). The maximum aggregate number of shares of Common Stock with respect to which options may be granted from time to time under the Plan shall be 61,950 shares (subject to adjustment as described in paragraph 11 hereof). Shares of Common Stock with respect to which options are granted shall be reserved, in whole or in part, out of authorized and unissued shares, authorized and issued shares held in the treasury of BancTec, or issued shares reacquired by BancTec, as the Board of Directors of BancTec shall from time to time determine. If for any reason any shares as to which an option has been granted cease to be subject to purchase thereunder, the shares in respect of which such option was granted, shall become available for subsequent awards under the Plan.

     3.   Effective Date
          --------------

          The Plan shall become effective on December 10, 1992 and, unless sooner terminated pursuant to the terms hereof, the Plan shall terminate on December 10, 2002. The Plan (and each option granted under the Plan) will become null and void unless the Plan is approved no later than March 31, 1993 by the affirmative vote of the holders of a majority of the shares of voting stock of all classes of the Corporation present, or represented, and entitled to vote at a meeting of shareholders of the Corporation at which a majority of the outstanding shares of the Corporation's voting stock is voted on the proposal to approve the Plan. Each option granted under the Plan prior to approval of the Plan by shareholders as aforesaid shall expressly provide that such option will not be exercisable prior to such approval and that such option will become null and void unless the Plan is approved by the shareholders as aforesaid no later than March 31, 1993.

     4.   Eligibility
          -----------

          Each director of the Corporation who is not also a regular full-time employee of the Corporation or any of its affiliates (a "non-employee director") and who is serving as such on the effective date of the Plan shall, on such date, automatically be granted a non-qualified option to purchase 15,000 shares of Common Stock, subject to adjustment under paragraph 11 hereof. Each individual who first becomes a non-employee director after the effective date shall automatically be granted a non-qualified option to purchase 15,000 shares of Common Stock, subject to adjustment under paragraph 11 hereof, on the date such individual becomes a non-employee director. A non-employee director who has been granted an option to purchase Common Stock pursuant to this paragraph shall not be eligible to receive another option upon reelection to the Board of Directors of the Corporation.

     5.   Option Price; Fair Market Value
          -------------------------------

          The exercise price per share of Common Stock of each option granted to a non-employee director shall be the Fair Market Value per Share (as herein defined) on the date the option is granted. For purposes of this Plan, the term "Fair Market Value per Share" as of any date shall mean the closing price of the Common Stock on such date (or if there are no sales on such date, on the next preceding date on which there were sales), as reported on the Nasdaq National Market System; provided, however, that in any event the Fair Market
               --------  -------
Value per Share shall be appropriately adjusted to reflect events described in paragraph 11 hereof.

     6.   Term of Options
          ---------------

          The term of each option granted under the Plan shall be 10 years from the date of grant, subject to earlier termination as provided in paragraphs 3, 9 and 10 hereof.

     7.   Exercise of Options
          -------------------

          (a) Each option granted hereunder to a non-employee director shall vest and become exercisable in five cumulative annual installments, each of 20% of the number of shares of Common Stock covered, one such installment vesting and becoming exercisable on the date of the grant and on each annual anniversary of the date of grant through the fourth such anniversary.

          (b) An option may be exercised at any time or from time to time as to any or all full shares of Common Stock as to which the option has become exercisable; provided, however, that an option shall not be exercised at
                  --------  -------
     any time as to less than 100 shares (or less than the number of shares of Common Stock as to which the option is then exercisable, if that number is less than 100 shares).

          (c) At the time of exercise of any option, the per share exercise price of such option shall be paid in full for each share of Common Stock with respect to which such option is exercised. Payment may be made in cash or by delivery to the Corporation of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the option exercise price.

          (d) Upon the exercise of an option or portion thereof in accordance with the Plan, the holder thereof shall have the rights of a stockholder with respect to the Common Stock issued as a result of such exercise.

     8.   Non-Transferability of Options
          ------------------------------

          Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code") or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     9.   Termination
          -----------

          In the event that a director to whom an option has been granted under the Plan shall cease to be a director (except as set forth in paragraph 10 hereof), such option may, subject to the provisions of the Plan, be exercised (to the extent that the director was entitled to do so at the time he ceased being a director) at any time within seven (7) months after the director ceases to serve as a member of the Board of Directors of the Corporation, but in no event later than the date on which the option expires; provided, however, that
                                                       --------  -------
any option held by a director who is removed for cause (as determined by the Board of Directors of the Corporation in its sole discretion) shall, to the extent not theretofore exercised, terminate upon the date of such removal.

     10.  Death or Total Disability of Director
          -------------------------------------

          If a director to whom an option has been granted under the Plan shall die or suffer a total and permanent disability while a director of the Corporation, such option may be exercised, to the extent that the director was entitled to do so at the time of death or total and permanent disability, as set forth herein, by the director, the legal guardian of the director, the legatee or legatees of the director under the director's last will, or the director's personal representatives or distributees, whichever is applicable, at any time within one year after the date of the director's death or total permanent disability, but in no event later than the date on which the option expires. Notwithstanding the above, if a director who ceases to be a director by reason of total and permanent disability shall die, the legatee or legatees of such director under the director's last will, or the director's personal representatives or distributees, whichever is applicable, shall only have the right to exercise such option, to the extent that the director was entitled to do so at the time he ceased to be a director, during the period ending one year after the date the director ceased to be a director by reason of such total and permanent disability. For purposes hereof, "total and permanent disability" shall have the meaning set forth in Section 22(e)(3) of the Code, or any successor provision thereto.

     11.  Adjustments upon Changes in Capitalization, etc.
          ------------------------------------------------

          Notwithstanding any other provision of the Plan, in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like, the Board of Directors of BancTec shall make proportionate adjustments to the number and class of shares available thereunder or to any outstanding options to prevent dilution or enlargement.

     12.  Termination and Amendment
          -------------------------

          The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the Plan at any time; provided, however, that an
                                                  --------  -------
amendment shall be subject to stockholder approval if such approval is required to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under any successor rule, the Code or the rules of any securities exchange or market system on which securities of the Company are listed or admitted to trading at the time such amendment is adopted; and provided further, that the provisions of this Plan that relate to the
    -------- -------
eligibility of the participants, the amount and price of the options to be granted hereunder or the timing of such grants may not be amended more than once every six (6) months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the Plan may, without the consent of the director to whom an award shall theretofore have been granted, adversely affect the rights of such director under such award.

     13.  Change of Control
          -----------------

          All options heretofore or hereafter granted under the Plan, to the extent not exercisable, shall become immediately exercisable upon the occurrence of a "Change in Control". The term "Change in Control" as used herein shall mean an event occurring after December 10, 1992, which shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to December 10, 1992), individuals who at the beginning of such period constitute the Board of Directors of the Corporation (the "Board") and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (i) or (iii) of this paragraph) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

     14.  Effect on Other Stock Plans
          ---------------------------

          The adoption of the Plan shall have no effect on awards made or to be made pursuant to other plans covering directors of the Corporation.